Exhibit 10.3
AGREEMENT
This AGREEMENT (this “Agreement”) is made and entered into, effective as of the 4th day of April, 2011 (the “Effective Date”), by Prides Capital Fund I, L.P., a limited partnership organized and existing under the laws of the State of Massachusetts (“Prides Capital”) and SANUWAVE Health, Inc., a Nevada corporation (the “Company”).
WHEREAS, as of the Effective Date, the Company is indebted to Prides Capital, for amounts payable with respect to certain loans evidenced by amended senior notes (the “Notes”), as more particularly described on Exhibit A attached hereto;
WHEREAS, Prides is willing to cancel US$4,305,349 of the debt evidenced by the Notes (the “Indebtedness”) in exchange for the issuance by the Company to Prides Capital of 1,324,723 shares of common stock, $.001 par value (“Common Stock”) of the Company and 662,362 Class E Warrants (the “Warrants”) to acquire Common Stock of the Company; and
WHEREAS, the Company is willing to issue the shares of Common Stock and the Warrants in exchange for the cancellation of the Indebtedness pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Cancellation of Indebtedness. Upon delivery of the Common Stock and the Warrants pursuant to Section 2 of this Agreement, the Company and Prides Capital hereby acknowledge and agree that all of the Indebtedness represented by the Notes shall be extinguished and cancelled, and shall cease to be outstanding thereafter. At such time, the Notes shall be returned by Prides Capital to the Company and stamped as cancelled or destroyed.
2. Issuance of Common Stock and Warrants. In consideration for the cancellation of indebtedness effected by Section 1 of this Agreement, the Company hereby issues the following to Prides Capital
(a) 1,324,723 shares of Common Stock (the “Issued Shares”); and
(b) 662,362 Warrants to purchase Common Stock at an exercise price of $4.00 per Warrant. Such Warrants shall become fully vested and irrevocable upon issuance and shall expire five (5) years from the date of issuance. The Warrants shall be evidenced by a Class E Warrant, the form of which is attached to this Agreement as Exhibit B.

3. Additional Representations and Covenants.
(a) The Company agrees to deliver a share certificate to Prides Capital, at the direction of Prides Capital, evidencing ownership of the Issued Shares by Prides Capital.
(b) Prides Capital represents and warrants to the Company that it is an “accredited investor” as that term is defined in Rule 501 of the Securities and Exchange Commission’s Regulation D.
(c) Prides Capital represents and warrants that it has acquired the Issued Shares and the Warrants for investment purposes and not with an intent to distribute the securities of the Company in violation of the Securities Act and the rules and regulations promulgated thereunder.
(d) Prides Capital understands and acknowledges that the Issued Shares and the Warrants are being issued in reliance upon one or more exemptions from registration under the Securities Act, and applicable state securities laws, and that, therefore, the Issued Shares and the Warrants will be considered restricted securities under the terms of the Securities Act and that the certificate representing the Issued Shares, and the Warrants, will bear a restrictive legend in the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

4. Satisfaction of Obligation. Prides Capital hereby acknowledges full satisfaction of the Indebtedness. Prides Capital and its officers, directors, shareholders, employees, agents, parents, predecessors, successors and assigns do hereby release and discharge the Company and its officers, directors, employees, agents, predecessors, successors and assigns from any and all claims, causes of action, damages, demands or claims whatsoever arising out of, or in any way directly or indirectly relating to the Indebtedness. Prides Capital represents and warrants that it has not pledged, assigned, negotiated or otherwise transferred to any third party any of Prides Capital’s rights or interest with respect to the Indebtedness.
5. Miscellaneous. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement, including all exhibits attached hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein or therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the Company and Prides Capital. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. This Agreement shall be governed by the internal laws of the State of Nevada.
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Prides Capital and the Company have executed this Agreement, which shall be effective as of the Effective Date.

“PRIDES CAPITAL” Prides Capital Fund I, L.P.

Name:
Title:

“COMPANY” SANUWAVE Health, Inc.

Name:
Title:

Agreement (2011)

EXHIBIT A
INDEBTEDNESS TO BE CONVERTED

Amount at date of
Original Issuance in
Prides Capital Fund I, LP	Dollars

October, 2008	$375,000

November, 2008	$200,000

December, 2008	$500,000

January, 2009	$450,000

February, 2009	$500,000

March, 2009	$625,000

April, 2009	$450,000

May, 2009	$100,000

Total at issuance	$3,200,000

EXHIBIT B
FORM OF CLASS E WARRANT
See Attached.